EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
THIRD QUARTER 2013 RESULTS

•	Funds from Operations of $25.3 Million or $.83 Per Share for the Quarter Compared to $22.2 Million or $.76 Per Share for the Same Quarter Last Year, an Increase of 9.2% Per Share

•	Net Income Attributable to Common Stockholders of $8.4 Million or $.28 Per Share for the Quarter

•	Same Property Net Operating Income Growth of 2.2% for the Quarter; 1.7% Increase Without Straight-Line Rent Adjustments

•	96.3% Leased, 95.7% Occupied as of September 30, 2013

•	Renewed or Re-Leased 86% of Expiring Square Feet During the Quarter

•	Acquired a Business Distribution Building (49,000 Square Feet) in Charlotte for $2.4 Million

•	Started Five Development Projects (574,000 Square Feet) During the Quarter With Projected Total Costs of $36.9 Million

•	14 Buildings (1.3 Million Square Feet) in the Company’s Development Program at Quarter-End With a Projected Total Investment of $91.4 Million

•	Paid 135th Consecutive Quarterly Cash Dividend – $.54 Per Share, an Increase of 1.9% Over the Previous Quarter

•	Closed a Private Placement Issuance of $100 Million of Senior Unsecured Notes at a Fixed Interest Rate of 3.8%

•	Issued 296,435 Shares of Common Stock During the Quarter With Gross Proceeds of $17.9 Million

•	Interest and Fixed Charge Coverages of 3.9x for the Quarter

JACKSON, MISSISSIPPI, October 17, 2013 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and nine months ended September 30, 2013.

Commenting on EastGroup’s performance for the quarter, David H. Hoster II, President and CEO, stated, “EastGroup continued its positive momentum in all aspects of its business resulting in a 9.2% increase in FFO per share in the third quarter as compared to the same quarter last year. Strong leasing led to another quarter of improved same property operating results. At quarter-end, our portfolio was 95.7% occupied and 96.3% leased, our highest levels since the third quarter of 2007. In addition, we continued to expand our development program with five new projects of which two are 100% pre-leased and also acquired a small business distribution building."

FUNDS FROM OPERATIONS

For the quarter ended September 30, 2013, funds from operations (FFO) were $.83 per share compared to $.76 per share for the same period of 2012, an increase of 9.2% per share.  Property net operating income (PNOI) increased by $3,523,000, or 10.6%, during the third quarter of 2013 compared to the same quarter of 2012.  PNOI increased $1,858,000 from 2012 and 2013 acquisitions, $969,000 from newly developed properties, and $740,000 from same property operations.

Same property net operating income increased 2.2% for the third quarter of 2013 compared to the same quarter of 2012.  Without straight-line rent adjustments, same property net operating income for the quarter increased 1.7%.  Rental rates on new and renewal leases (5.7% of total square footage) increased an average of 2.1% for the quarter; rental rates decreased 4.3% without straight-line rent adjustments.

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For the nine months ended September 30, 2013, FFO was $2.39 per share compared to $2.30 per share for the same period last year, an increase of 3.9% per share. PNOI increased 7.4%, or $7,311,000, for the nine months ended September 30, 2013, compared to the same period of 2012. PNOI increased $4,115,000 from 2012 and 2013 acquisitions, $2,234,000 from newly developed properties, and $1,080,000 from same property operations. The Company recognized acquisition costs of $183,000 and $64,000 during the nine months ended September 30, 2013 and 2012, respectively.

For the first nine months of 2013, same property net operating income increased 1.1% compared to last year. Without straight-line rent adjustments, same property net operating income for the year increased 1.6%. Rental rates on new and renewal leases (17.2% of total square footage) increased an average of 1.6% for the nine months; rental rates decreased 4.9% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.28 for the three months ended September 30, 2013, compared to $.23 for the same quarter of 2012.

Diluted EPS was $.77 for the nine months ended September 30, 2013 compared to $.71 for 2012. Gains on sales of real estate investments of $2.0 million ($.07 per diluted share) were included in earnings during the first nine months of 2012.

DEVELOPMENT

In August, EastGroup acquired 7.6 acres of development land in San Antonio for $751,000. The land, which is adjacent to the Company's Thousand Oaks Business Park, is projected to accommodate the future development of a 66,000 square foot, multi-tenant business distribution building to be named Thousand Oaks 4.

During the first nine months of 2013, EastGroup began construction of the following properties:

Development Properties Started in the First Nine Months of 2013	Size	Actual or Projected Completion Date	Projected Total Costs	Percent Leased as of 10/16/13
	(Square feet)		(In thousands)

Thousand Oaks 3, San Antonio, TX	66,000	07/2013	$4,600	14%
Ten West Crossing 2, Houston, TX	46,000	09/2013	5,100	53%
Ten West Crossing 3, Houston, TX	68,000	09/2013	4,800	0%
Southridge X, Orlando, FL	71,000	09/2013	5,400	100%
Chandler Freeways, Phoenix, AZ	126,000	11/2013	8,900	100%
Steele Creek I, Charlotte, NC	71,000	01/2014	5,300	100%
Steele Creek II, Charlotte, NC	71,000	01/2014	4,900	0%
Horizon I, Orlando, FL	109,000	02/2014	7,700	0%
Ten West Crossing 4, Houston, TX	68,000	02/2014	4,800	0%
World Houston 39, Houston, TX	94,000	03/2014	5,700	0%
Ten West Crossing 5, Houston, TX	101,000	08/2014	7,000	100%
World Houston 40, Houston, TX	202,000	09/2014	11,700	100%
Total Development Properties Started	1,093,000		$75,900	55%

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Also during the first nine months of 2013, the Company transferred 12 development properties to the real estate portfolio, as detailed below:

Development Properties Transferred to Real Estate Portfolio in the First Nine Months of 2013	Size	Completion Date	Cumulative Cost as of 09/30/13	Percent Leased as of 10/16/13
	(Square feet)		(In thousands)

Southridge IX, Orlando, FL	76,000	03/2012	$6,327	100%
Southridge XI, Orlando, FL	88,000	09/2012	6,167	83%
World Houston 33, Houston, TX	160,000	02/2013	9,020	100%
World Houston 31B, Houston, TX	35,000	04/2012	3,625	61%
Ten West Crossing 1, Houston, TX	30,000	04/2013	3,505	100%
Thousand Oaks 1, San Antonio, TX	36,000	05/2012	4,653	88%
Thousand Oaks 2, San Antonio, TX	73,000	05/2012	5,450	72%
Beltway Crossing X, Houston, TX	79,000	06/2012	4,602	100%
World Houston 34, Houston, TX	57,000	04/2013	3,783	100%
World Houston 35, Houston, TX	45,000	04/2013	2,826	100%
World Houston 36, Houston, TX	60,000	09/2013	5,309	100%
Southridge X, Orlando, FL	71,000	09/2013	5,181	100%
Total Properties Transferred	810,000		$60,448	93%

At September 30, 2013, EastGroup’s development program consisted of 14 buildings (1,339,000 square feet), 3 of which were started in 2012 and 11 in 2013. The buildings are located in Houston, San Antonio, Charlotte, Orlando and Phoenix and were collectively 55% leased as of October 16, 2013.  The projected total cost for these developments is $91.4 million.

Subsequent to quarter-end, EastGroup initiated construction of Rampart IV, an 84,000 square foot, multi-tenant business distribution building located adjacent to the Company's Rampart III property in the southeast submarket of Denver. The development has a projected total investment of $8.3 million.

PROPERTY ACQUISITIONS AND SALES

In July, the Company closed the acquisition of Interchange Park II in Charlotte for $2.4 million. The business distribution building contains 49,000 square feet and is currently 100% occupied by a single customer. The property, which was constructed in 2000, is located adjacent to EastGroup's existing Interchange Park I property in the city's north submarket.

Also in July, EastGroup sold 2.2 acres of land in Orlando for $1.4 million. The Company recognized a gain on the sale of $24,000 in the third quarter.

DIVIDENDS

EastGroup paid cash dividends of $.54 per share of common stock in the third quarter of 2013, which was the Company’s 135th consecutive quarterly cash distribution and represents an increase of 1.9% over last quarter's cash distribution of $.53 per share.  EastGroup has increased or maintained its dividend for 21 consecutive years and increased it 18 years during that period.  The Company’s dividend payout ratio to FFO was 65% for the quarter.  The annualized dividend rate of $2.16 per share yielded 3.4% on the closing stock price of $62.99 on October 16, 2013.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 33.1% at September 30, 2013.  For the quarter, the Company had interest and fixed charge coverage ratios of 3.9x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.52. The adjusted debt to EBITDA ratio for the quarter was 6.16. For this ratio, the Company adjusts debt by subtracting the cost of developments in lease-up or under construction and adjusts EBITDA by subtracting net operating income from developments in lease-up or under construction.

Total debt at September 30, 2013 was $897.5 million comprised of $555.8 million of secured debt, $230.0 million of unsecured debt, and $111.7 million of unsecured bank credit facilities. At September 30, 2013, the Company had

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

borrowing capacity of $138.3 million remaining on its $225 million and $25 million revolving unsecured bank credit facilities.

During August, EastGroup repaid a $33.5 million mortgage loan with an interest rate of 4.75% and a maturity date of September 5, 2013.

Also in August, the Company closed the previously announced private placement issuance of $100 million of senior unsecured notes at a fixed interest rate of 3.8%. The notes require semi-annual interest payments with principal payments of $30 million on August 28, 2020, $50 million on August 28, 2023, and $20 million on August 28, 2025. These maturity dates complement the Company's existing debt maturity schedule. The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In September, EastGroup entered into a $75 million unsecured term loan agreement which is expected to close in December. The loan will have a seven year term and interest only payments. It will bear interest at the annual rate of LIBOR plus an applicable margin (currently 1.4%) based on the Company's senior unsecured long-term debt rating. The Company entered into two interest rate swap agreements to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a total effective fixed interest rate of 3.765% on $60 million and 3.7% on $15 million. EastGroup plans to repay a $50.2 million mortgage loan in December with an interest rate of 5.75% and a maturity date of January 5, 2014.

During the third quarter, EastGroup issued and sold 296,435 shares of common stock under its continuous equity program at an average price of $60.34 per share with gross proceeds to the Company of $17.9 million. The Company currently has 654,672 shares of common stock remaining to sell under the program.

OUTLOOK FOR REMAINDER OF 2013

FFO per share for 2013 is estimated to be in the range of $3.22 to $3.24. The mid-point was increased from $3.20 to $3.23, and the range was narrowed. Diluted EPS for 2013 is estimated to be in the range of $1.04 to $1.06.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q4 2013	Y/E 2013	Q4 2013	Y/E 2013
	(In thousands, except per share data)

Net income attributable to common stockholders	$8,059	31,633	8,667	32,239
Depreciation and amortization	16,923	65,803	16,923	65,803
Funds from operations attributable to common stockholders	$24,982	97,436	25,590	98,042

Diluted shares	30,400	30,272	30,400	30,272

Per share data (diluted):
Net income attributable to common stockholders	$0.27	1.04	0.29	1.06
Funds from operations attributable to common stockholders	$0.82	3.22	0.84	3.24

The following assumptions for the fourth quarter were used for the mid-point:

•	Average occupancy of 95%.

•	Same property NOI increase of 1.7%.

•	Development starts of 242,000 square feet with projected total costs of $18.3 million. For the year, a total of 1,335,000 square feet with projected total costs of $93.9 million.

•	No operating property acquisitions.

•	Operating property dispositions of $10 million.

•	Bad debt, net of termination fees, of zero.

•	Floating rate bank debt at an average rate of 1.4%.

•	Unsecured debt of $75 million at 3.75% in December.

•	Prepayment of $50.2 million mortgage loan at 5.75% in December.

•	Common stock issuances of $17.5 million.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as income from real estate operations less property operating expenses (excluding interest expense, depreciation expense on buildings and improvements, and amortization expense on capitalized leasing costs and in-place lease intangibles), and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

Cash yield is defined as the projected cash PNOI at the stated occupancy divided by the total cost of the investment, which includes acquisition costs and the anticipated capital expenditures required to achieve the projected rents.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company’s current operations on Friday, October 18, 2013, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-866-952-1906 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Friday, October 18, 2013.  The telephone replay will be available until Friday, October 25, 2013, and can be accessed by dialing 1-800-723-0394.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Friday, October 25, 2013.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by accessing the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes over 33.7 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Income from real estate operations	$51,216	46,686	148,484	139,252
Other income	34	15	220	43
	51,250	46,701	148,704	139,295
EXPENSES
Expenses from real estate operations	14,587	13,580	41,833	39,912
Depreciation and amortization	16,948	15,335	48,891	46,510
General and administrative	2,589	2,453	8,730	8,105
Acquisition costs	16	45	183	64
	34,140	31,413	99,637	94,591

OPERATING INCOME	17,110	15,288	49,067	44,704
OTHER INCOME (EXPENSE)
Interest expense	(8,845)	(8,426)	(26,183)	(26,844)
Other	249	(98)	728	245
INCOME FROM CONTINUING OPERATIONS	8,514	6,764	23,612	18,105

DISCONTINUED OPERATIONS
Income from real estate operations	—	133	—	361
Gain on sales of nondepreciable real estate investments, net of tax	—	—	—	167
Gain on sales of real estate investments	—	—	—	1,869
INCOME FROM DISCONTINUED OPERATIONS	—	133	—	2,397
NET INCOME	8,514	6,897	23,612	20,502
Net income attributable to noncontrolling interest in joint ventures	(151)	(126)	(452)	(356)

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	8,363	6,771	23,160	20,146

Other comprehensive income (loss) - cash flow hedge	(1,597)	(605)	743	(605)
TOTAL COMPREHENSIVE INCOME	$6,766	6,166	23,903	19,541

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.28	0.23	0.77	0.63
Income from discontinued operations	0.00	0.00	0.00	0.08
Net income attributable to common stockholders	$0.28	0.23	0.77	0.71
Weighted average shares outstanding	30,281	28,912	30,029	28,271

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.28	0.23	0.77	0.63
Income from discontinued operations	0.00	0.00	0.00	0.08
Net income attributable to common stockholders	$0.28	0.23	0.77	0.71
Weighted average shares outstanding	30,400	29,030	30,124	28,361

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$8,363	6,638	23,160	17,749
Income from discontinued operations	—	133	—	2,397
Net income attributable to common stockholders	$8,363	6,771	23,160	20,146

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

NET INCOME	$8,514	6,897	23,612	20,502
Interest income	(133)	(82)	(401)	(248)
Equity in earnings of unconsolidated investment	(92)	(89)	(274)	(266)
Other income	(34)	(15)	(220)	(43)
Interest rate swap ineffectiveness	—	269	(29)	269
Gain on sales of non-operating real estate	(24)	—	(24)	—
Income from discontinued operations	—	(133)	—	(2,397)
Depreciation and amortization from continuing operations	16,948	15,335	48,891	46,510
Interest expense (1)	8,845	8,426	26,183	26,844
General and administrative expense (2)	2,589	2,453	8,730	8,105
Acquisition costs	16	45	183	64
PROPERTY NET OPERATING INCOME (PNOI)	$36,629	33,106	106,651	99,340

COMPONENTS OF PNOI:
PNOI from Same Properties	$33,640	32,900	99,017	97,937
PNOI from 2012 and 2013 Acquisitions	1,906	48	4,259	144
PNOI from 2012 and 2013 Development Properties	1,136	167	3,506	1,272
Other PNOI	(53)	(9)	(131)	(13)
TOTAL PNOI	$36,629	33,106	106,651	99,340

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$8,363	6,771	23,160	20,146
Depreciation and amortization from continuing operations	16,948	15,335	48,891	46,510
Depreciation and amortization from discontinued operations	—	101	—	483
Depreciation from unconsolidated investment	33	33	100	100
Depreciation and amortization from noncontrolling interest	(58)	(65)	(186)	(191)
Gain on sales of real estate investments	—	—	—	(1,869)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$25,286	22,175	71,965	65,179

NET INCOME	$8,514	6,897	23,612	20,502
Interest expense (1)	8,845	8,426	26,183	26,844
Interest expense from unconsolidated investment	73	76	221	228
Depreciation and amortization from continuing operations	16,948	15,335	48,891	46,510
Depreciation and amortization from discontinued operations	—	101	—	483
Depreciation from unconsolidated investment	33	33	100	100
Gain on sales of real estate investments	—	—	—	(1,869)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$34,413	30,868	99,007	92,798

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.28	0.23	0.77	0.63
Income from discontinued operations	0.00	0.00	0.00	0.08
Net income attributable to common stockholders	$0.28	0.23	0.77	0.71

Funds from operations (FFO) attributable to common stockholders	$0.83	0.76	2.39	2.30

Weighted average shares outstanding for EPS and FFO purposes	30,400	29,030	30,124	28,361

(1)  Net of capitalized interest of $1,281 and $1,233 for the three months ended September 30, 2013 and 2012, respectively; and $3,841 and $3,362 for the nine months ended September 30, 2013 and 2012, respectively.

(2) Net of capitalized development costs of $1,028 and $655 for the three months ended September 30, 2013 and 2012, respectively; and $2,873 and $2,043 for the nine months ended September 30, 2013 and 2012, respectively.